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                                                                      EXHIBIT 99

                          THE FOUR SEASONS FUND II L.P.

United States
Securities and Exchange Commission
Washington, D.C. 20549

         Re: The Four Seasons Fund II L.P. (Commission File Number: 0-21286)
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Ladies and Gentlemen:

         In connection with the issuance of its report dated February 1, 2002 concerning its audit of the combined financial statements of the above-referenced issuer as of December 31, 2001, Arthur Andersen LLP has represented to the above-referenced issuer that the audit was subject to Arthur Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Arthur Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Arthur Andersen was not relevant to the audit.

                                    THE FOUR SEASONS FUND II L.P.

                                    By:     JAMES RIVER MANAGEMENT CORP.,
                                            General Partner

                                    By: /s/ Kevin M. Brandt
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                                          Kevin M. Brandt
                                             President